Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel Maudlin
Vice President of Finance and Chief Financial Officer
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL, INC. ANNOUNCES TEMPORARY COMPENSATION REDUCTIONS FOR EXECUTIVE OFFICERS AND DIRECTORS

KOKOMO, IN, April 7, 2020 – Haynes International, Inc. (NASDAQ GM: HAYN) (the “Company”) a leading developer, manufacturer and marketer of technologically advanced high performance alloys, announced, effective April 6th,, 2020, a temporary 10% reduction in the base salaries of its President and Chief Executive Officer, its Vice Presidents and other members of the executive team, including the Company’s named executive officers. Additionally, the Board of Directors temporarily reduced its total cash compensation by 10%. The reductions were agreed upon by management and the Board of Directors as part of the Company’s measures to mitigate the impact of the COVID-19 pandemic on the Company's business. Further, the Company extended its two-week outage to three weeks, ending at 11:00 p.m. on Sunday, April 12, 2020.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel- and cobalt-based high-performance alloys, primarily for use in the aerospace, industrial gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position, made in this press release are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. The forward-looking information may include, among other information, statements concerning the Company's outlook for fiscal year 2020 and beyond, overall volume and pricing trends, cost reduction strategies and their anticipated results, market and industry trends, capital expenditures and dividends.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, those risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2019. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company's control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties may affect the accuracy of forward-looking statements.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.